UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 20, 2014

A.C. SIMMONDS AND SONS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

On October 23, 2014, A.C. Simmonds and Sons Inc. (the “Company”) filed a Current Report on Form 8-K indicating that the Company had entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with 2072906 Ontario Limited O/A Plasticap, a corporation incorporated under the laws of Ontario (“Plasticap”) and Mr. Tom Lato and Mr. Peter Gossmann, the shareholders of Plasticap, to purchase all of the issued and outstanding shares of Plasticap from Mr. Lato and Mr. Gossmann. Pursuant to the Share Purchase Agreement, the Company agreed to acquire all of the outstanding shares of Plasticap in consideration for a total of Three Hundred Thousand (300,000) shares of the Company’s Common Stock and Seven Hundred Thousand (700,000) shares of the Company’s Series A-6 6% 2014 Convertible Redeemable Preferred Stock, par value $.001 per share.

The Company, Plasticap, Mr. Lato and Mr. Gossmann have acknowledged and agreed as of December 31, 2014, that the acquisition of Plasticap by the Company has been rescinded and the Share Purchase Agreement is deemed null and void from its inception date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. SIMMONDS AND SONS INC.

Dated: February 25, 2015	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer